Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements of EzFill Holdings, Inc. (the “Company”) on Form S-3 (File No. 333-268960) and on S-8 (File No. 333-264006) of our report dated April 1, 2024, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/

M&K CPAs, PLLC
We have served as the Company’s auditor since 2020.
Houston, TX
April 1, 2024
PCAOB2738